Exhibit 99.1

                Metris Makes $150 Million Prepayment on Term Loan

MINNETONKA, Minn. (May 6, 2005) - Metris Companies Inc. (NYSE: MXT) today made an optional prepayment of $150 million on its senior secured credit agreement, which was due May 2007. Metris also paid a call premium of 4% of the principal amount prepaid, or $6 million, plus accrued interest of approximately $210,000, to the holders of the notes. With this prepayment, the original $300 million term loan has now been paid in full.

"We were able to entirely prepay this credit agreement within one year of its issuance, without accessing the corporate capital markets to do so," said Metris Treasurer Scott Fjellman. "This latest prepayment leaves us with only $100 million of unsecured corporate debt outstanding, which has a fixed rate of 10.125% and is due in July 2006. Our goal is to prepay all of that debt by year-end 2005."

Metris Companies Inc., based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential impact of any failure to operate in accordance with OCC directives, including those included in our Modified Operating Agreement; the ability of regulators to impose restrictions on Direct Merchants Bank that could negatively impact our operations or financial results; the risk that failure to comply with applicable laws and regulations, and adverse changes in those laws or regulations, could have a negative impact on our financial results and could adversely affect our ability to conduct our business in a profitable manner; the fact that we are the subject of an SEC investigation; that the occurrence of certain events could result in early amortization (required repayment) of the securities issued by the Metris Master Trust and also cause all amounts outstanding under our existing senior notes to become due and payable; that our target consumers generally have higher default rates and may be impacted more by general economic and social factors than lower default consumers; that we require a high degree of liquidity to operate our business, and an inability to access funding at the times and in the amounts that we need could adversely affect our ability to operate or our financial results; that we are the subject of an Internal Revenue Service examination; that changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers could adversely affect our financial results; the fact that we face intense competition; the fact that our financial results could be negatively impacted by fluctuations in our interests in our securitizations; the fact that our restatements of financial results have had, and may in the future continue to have, adverse effects on us; the risk that disputes affecting MasterCard and Visa could negatively impact our operations and financial results; and the fact that we are exposed to other industry-wide risks that could adversely affect our financial performance.

For further information on risks that could impact us and statements in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

Scott Fjellman                         Jeff Grosklags
Senior Vice President                  Senior Vice President
Treasurer                              Investor Relations
Phone: 952.358.4508                    Phone: 952.525.5074
Fax: 952.593.4733                      Fax: 952.358.4428